Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L. G. White President and CEO Phone: 908/206-3700

TRANSTECHNOLOGY SHARES TO BE TRADED ON OTCBB FOLLOWING NYSE DELISTING ACTION

UNION, NEW JERSEY – January 14, 2005 – TransTechnology Corporation (NYSE: TT) announced today that it has received notification from the New York Stock Exchange that an NYSE Board Committee has reaffirmed the previously announced staff decision to delist the company’s shares of common stock at an appeal hearing held on January 5, 2005. The company has taken steps to ensure that its shares will trade on the Over-the-Counter Bulletin Board (“OTCBB”) and will make a follow-up announcement regarding the Company’s new symbol once determined by the OTCBB.

Robert White, the company’s president and CEO stated, “While we are disappointed by the decision of the NYSE, we have already identified a market maker to facilitate the trading of our shares on the OTCBB. We believe that trading of our shares on the OTCBB will provide an efficient mechanism for our shareholders. Further, we will continue to complete all required SEC filings and disclosures, and we will continue to communicate with our investors as a public company.”

The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (“OTC”) securities. An OTC equity security is generally one not listed on the NYSE or any other national securities exchange. Quotations and trading information for securities quoted through the OTCBB can be accessed via business news and financial websites and through securities brokers. Further information regarding the OTCBB can be found at www.otcbb.com.

700 Liberty Avenue • P.O. Box 3300 • Union • New Jersey 07083
Tel. 908.688.2440 • Fax 908.686.7485 • www.transtechnology.com

TransTechnology Corporation
Press Release January 14, 2005	Page 2 of 2

Trading in the company’s shares on the NYSE will be suspended at the close of the trading day on January 20, 2005. The NYSE has indicated that it may, at any time, suspend a security if it believes that continued dealings in the security on the NYSE are not advisable.

TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales from continuing operations of $64.6 million in the fiscal year ended March 31, 2004.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.

Any number of factors could affect future operations and results, including, without limitation, the results of audits and inquiries into the Company’s business practices; the Company’s ability to provide a trading venue for its shares; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; interest rate trends; capital requirements; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and on the Form 10-Q for the second quarter ended September 26, 2004.

The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

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